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                         CHASE 2003-S3 (PRELIMINARY #1)

ACCRETION RULES
---------------

ACCRETE A7 AND APPLY THE ACCRETION TO PAY DOWN A6 AND A11 AS FOLLOWS:

      1. Pay until Class A11 has been reduced to it's TAC Schedule #1 as follows:
              a.    Pay 90.6445965738% to A11 until retired
              b.    Pay 9.3554034262% to A6
      2.  Pay until $12,501,813 has been distributed to A6
      3. Pay until A11 is retired, without regard to the A11 TAC Schedule, as follows:
              a.    Pay 90.6445965738% to A11 until retired
              b.    Pay 9.3554034262% to A6 until retired
      4.  Pay A7 until retired


PAY RULES

      Pay concurrently, as follows until A4 is retired:

              a.    11.6116887081%, sequentially as follows until A4 is retired:
                        i.   Pay A2, A5 and A3 pro rata until retired
                       ii.   Pay to A4 until retired
              b.    88.3883112919% as follows until A4 is retired:
                        i.   35.1081281599% sequentially as follows:
                                 1. Pay A8 and A10, pro rata, until retired, according to the aggregate PAC Schedule #1
                                 2.  Pay according to ACCRETION RULES
                                 3. Without regard to PAC Schedule #1 pay A8 and A10 pro rata, until retired
                                 4.  Pay A4 until retired
                       ii.   64.8918718401% to A1 until retired

NOTES
o     COLLATERAL - 15 Yr Jumbo A
o     TARGETED PASSTHRU RATE - 5.00
o     WAC IO - Yes. 1X
o     WAC PO - Yes. 1P
o     PRICING SPEED - 300 PSA.
o     NAS BONDS - None
o     IO BONDS - None
o     PO BONDS - None.
o     PAC BONDS - A8, A9, A10 Bands [100-500PSA]
o     TAC BONDS - A6, A11 Speed 13CPR
o     Z BONDS - A7
o     VADM BONDS - None.
o     FLOATER BONDS - A8 ( Libor + 25bps; 9% cap)
o     INVERSE FLOATER BONDS - A9 ( 8.75% - IM Libor)
o     AAA MEZZANINE BONDS - No
o     THOUSAND DOLLAR DENOM - 1A4, 1A6, 1A7
o     DEATH PUT, LIVING PUT, LOTTERY - None.
o     RESIDUAL CLASS - Will reside in this group

EUROCLEAR
o     All DTC bonds should be registered with Euroclear as well.

SUBORDINATE BONDS
o     B1-B6

YIELD AND DECREMENT TABLES
o All tables will be run with a closing date of 02/28/03. Tables will be run at the following speeds.

      0 100 300 400 500. (SPA)

CLOSING DATE
o     The Closing Date will be 2/28/2003